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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): October 30, 2000
                               (October 25, 2000)


                       Corrections Corporation of America
                       ----------------------------------
             (Exact name of registrant as specified in its charter)

           Maryland                     0-25245                  62-1763875
           --------                     -------                  ----------
 (State or other jurisdiction    (Commission File Number)     (I.R.S. Employer
      of incorporation)                                      Identification No.)


              10 Burton Hills Boulevard, Nashville, Tennessee 37215
              -----------------------------------------------------
          (Address of principal executive offices, including zip code)


       Registrant's telephone number, including area code: (615) 263-3000


                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)

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ITEM 5. OTHER EVENTS.

DISTRIBUTION OF ADDITIONAL SHARES OF SERIES B PREFERRED STOCK.

        Corrections Corporation of America, a Maryland corporation formerly known as Prison Realty Trust, Inc. (the "Company"), will issue approximately 1,589,112 additional shares of its Series B Cumulative Convertible Preferred Stock (the "Series B Preferred Stock") on Monday, November 13, 2000, to its common stockholders of record on Monday, November 6, 2000, in connection with the Company's election to be taxed and qualify as a real estate investment trust, or REIT, with respect to its 1999 taxable year. As a result of this distribution, the Company's common stockholders will be entitled to receive 1 share of Series B Preferred Stock, having a stated value of $24.46 per share, for every 100 shares of common stock held by them on the record date. Cash will be paid in lieu of issuing fractional shares of Series B Preferred Stock. The Company is distributing the shares of Series B Preferred Stock in order to satisfy its remaining distribution requirements in connection with its election to be taxed and qualify as a REIT with respect to its 1999 taxable year. The Company previously issued 5,927,805 shares of Series B Preferred Stock on September 22, 2000 in connection with its 1999 REIT distribution requirements, but because the fair market value of the shares issued in the initial distribution, as discussed below, was not sufficient to satisfy the Company's 1999 distribution requirements, the Company is required to make the additional distribution at this time.

TERMS OF THE SERIES B PREFERRED STOCK. Like the shares of Series B Preferred Stock previously issued by the Company, the additional shares of Series B Preferred Stock to be issued will provide for dividends payable in additional shares of Series B Preferred Stock at a rate of 12% per year for the first three years following the issuance of the shares and cash dividends at a rate of 12% per year thereafter, payable for the period from issuance through December 31, 2000 and quarterly thereafter in arrears. The additional shares of the Series B Preferred Stock will be callable by the Company, at a price per share equal to the stated value of $24.46, plus any accrued dividends, at any time after six months following the later of (i) November 13, 2003 or (ii) the 91st day following the redemption of the Company's $100.0 million 12% senior notes, due 2006. The additional shares of Series B Preferred Stock will be convertible into shares of the Company's common stock only from Thursday, December 7, 2000 to Wednesday, December 20, 2000, at a conversion price based on the average closing price of the Company's common stock on the New York Stock Exchange ("NYSE") during the period beginning on Wednesday, November 22, 2000 and ending on Wednesday, December 6, 2000 (i.e., the 10 trading days prior to the first day of the conversion period), provided, however that the conversion price used to determine the number of shares of the Company's common stock issuable upon conversion of the Series B Preferred Stock shall not be less than $1.00. The number of shares of common stock that will be issuable upon the conversion of each share of Series B Preferred Stock will be calculated by dividing the stated price ($24.46) plus accrued and unpaid dividends as of the date of conversion of each share of Series B Preferred Stock by the conversion price established for the conversion period.




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        The Company has applied to list the additional shares of Series B
Preferred Stock, and the shares of the Company's common stock into which the Series B Preferred Stock is convertible, on the NYSE, pending official notice of issuance. The previously issued shares of Series B Preferred Stock are currently listed on the NYSE under the symbol "CXW PrB".

FAIR MARKET VALUE OF DISTRIBUTIONS. The Company has determined the fair market value of the shares of Series B Preferred Stock initially distributed by the Company on September 22, 2000 to be $18.00 per share. Accordingly, the Company's common stockholders who received Series B Preferred Stock in the initial distribution generally will be required to include as ordinary income on their tax returns $18.00 for each share of Series B Preferred Stock received, which amount will constitute the stockholders' basis in such shares. The fair market value of the additional shares of Series B Preferred Stock to be distributed on November 13, 2000 will be determined following the distribution of such shares.

CONVERSION OF SHARES OF PREVIOUSLY ISSUED SERIES B PREFERRED STOCK DURING INITIAL CONVERSION PERIOD. The shares of Series B Preferred Stock previously issued by the Company on September 22, 2000 were convertible during an initial conversion period which began on Monday, October 2, 2000 and ended on Friday, October 13, 2000. The conversion price for the initial conversion period was established at $1.4813, thereby resulting in each share of Series B Preferred Stock being convertible into approximately 16.6 shares of the Company's common stock during the initial conversion period (calculated by dividing the stated price ($24.46) plus accrued and unpaid dividends as of the date of conversion of each share of Series B Preferred Stock by the conversion price ($1.4813)). During the initial conversion period, approximately 1,302,486 shares of the Series B Preferred Stock were converted, resulting in the issuance of approximately 21,621,267 shares of the Company's common stock.

        The shares of Series B Preferred Stock previously issued by the Company will also be convertible during the period beginning on Thursday, December 7, 2000 and ending on Wednesday, December 20, 2000. The conversion price for this subsequent conversion period will be set based upon the average closing price of the Company's common stock on the NYSE from Wednesday, November 22, 2000 to Wednesday, December 6, 2000, subject to the $1.00 floor. The number of shares of common stock that will be issuable upon the conversion of each share of Series B Preferred Stock during the period will be calculated by dividing the stated price ($24.46) plus accrued and unpaid dividends as of the date of conversion of each share of Series B Preferred Stock by the conversion price established for the conversion period.

        The Charter of the Company as filed with the State of Maryland governing the rights and preferences of the shares of Series B Preferred Stock is included herewith as Exhibit 3.1 and is incorporated herein in its entirety. The press release issued by the Company on October 25, 2000 with respect to the distribution of the additional shares of Series B Preferred Stock and certain matters regarding the previous distribution of shares of Series B Preferred Stock by the Company is filed herewith as Exhibit 99.1 and is incorporated herein in its entirety.




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EXECUTION OF DEFINITIVE SETTLEMENT AGREEMENTS WITH RESPECT TO OUTSTANDING
STOCKHOLDER LITIGATION.

        The Company has entered into definitive settlement agreements regarding the settlement of all outstanding stockholder litigation against the Company and certain of its existing and former directors and executive officers. The stipulations of settlement, which have received preliminary court approval, provide for the "global" settlement of a series of class action and derivative lawsuits brought against the Company by current and former stockholders of the Company and its predecessors. The hearings for final court approval of the settlement are scheduled to be completed within the next 90 days.

        The definitive settlement agreements provide that the Company will pay or issue the plaintiffs an aggregate of:

        - approximately $47.5 million in cash payable solely from the proceeds under certain insurance policies; and

        - approximately $75.4 million in shares of the Company's common stock (or 17,235,715 shares at an agreed value of $4.375 per share).

        The shares of common stock to be issued by the Company in accordance with the agreements will be subject to a stock price guarantee of $4.375 per share, which will require the Company to pay or issue, at its option, cash or additional shares of common stock to the plaintiffs if the trading price of the Company common stock does not reach $4.375 per share for a specified number of trading days during the period from the completion of the settlement through August 31, 2001. In addition, shares issued in the settlement are subject to certain anti-dilution adjustments if the Company undertakes certain transactions (generally, raising equity capital in excess of $110.0 million at less than the stock price guarantee) during the period from August 31, 2001 through December 31, 2001.

        In addition to the payments of amounts specified above, the Company and the plaintiffs have agreed to certain other matters in connection with the settlement of the litigation, including:

        - a prohibition on payments of any kind by the Company to insiders of the Company and the Company's affiliates in connection with its restructuring except as previously disclosed by the Company;

        - restrictions on the Company's ability to reprice stock options previously issued to former or current directors or executive officers of the Company without stockholder approval for a period of 24 months; and

        - requirements regarding the composition of the Company's board of directors and its committees and the adoption by the board of certain related corporate governance policies.



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        The press release issued by the Company on October 26, 2000 with respect to the execution of the definitive settlement agreements is filed herewith as
Exhibit 99.2 and is incorporated herein in its entirety.

FORWARD LOOKING STATEMENTS.

        This Form 8-K contains forward-looking statements within the meaning of
Section 27(a) of the Securities Act of 1933, as amended, and Section 21(e) of the Securities Exchange Act of 1934, as amended. Actual results could differ materially from those as set forth in the forward-looking statements.

ITEM 7(C). EXHIBITS.

The following exhibits are filed as part of this Current Report:


Exhibit
Number        Description of Exhibits
------        -----------------------
3.1           Articles of Amendment and Restatement of the Company containing the terms of the Series B Preferred Stock.

99.1 Company press release, dated October 25, 2000, announcing the distribution of additional shares of Series B Preferred Stock.

99.2 Company press release, dated October 26, 2000, announcing the settlement of outstanding stockholder litigation.




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                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the undersigned Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.



Date: October 30, 2000             CORRECTIONS CORPORATION OF AMERICA
                                   (FORMERLY PRISON REALTY TRUST, INC.)

                                   By: /s/ John D. Ferguson
                                      ------------------------------------------
                                   Its: Chief Executive Officer, President and
                                        Chief Financial Officer





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                                  EXHIBIT INDEX


Exhibit
Number        Description of Exhibits
------        -----------------------

3.1           Articles of Amendment and Restatement to the Charter of Prison
              Realty Trust, Inc. (now known as Corrections Corporation of
              America) (the "Company") containing the terms of the Company's
              Series B Cumulative Convertible Preferred Stock (the "Series B
              Preferred Stock").

99.1 Company press release, dated October 25, 2000, announcing the distribution of additional shares of Series B Preferred Stock.

99.2 Company press release, dated October 26, 2000, announcing the settlement of outstanding stockholder litigation.





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